Exhibit 99.1

Hoku Scientific Reports Third Quarter Fiscal Year 2010 Results

HONOLULU, HI, January 27, 2010 – Hoku Scientific, Inc. (NASDAQ: HOKU), a materials science company focused on clean energy technologies, today announced its financial results for the third quarter ended December 31, 2009 and provided a general update on its business.

Financial Results

Revenue for the quarters ended December 31, 2009 and 2008 was $259,000 and $767,000, respectively, derived primarily from photovoltaic, or PV, system installation and related service contracts. Revenues for the quarter ended December 31, 2009 were lower than expected as a result of management’s focus on financing for the Company’s polysilicon facility under construction in Pocatello, Idaho, and due to slower purchasing cycles for PV systems in Hawaii in 2009. As of December 31, 2009 deferred revenue of $495,000 was attributable to PV system installations and related service contracts.

Net loss for the quarter ended December 31, 2009, computed in accordance with U.S. generally accepted accounting principles, or GAAP, was $1.3 million, or $0.06 per diluted share, compared to $863,000, or $0.04 per diluted share, for the same period in fiscal 2009.

Non-GAAP net loss for the quarter ended December 31, 2009, which excludes the effect of stock-based compensation, was $969,000, or $0.05 per diluted share, compared to $646,000, or $0.03 per diluted share, for the same period in fiscal 2009. Non-GAAP net loss for the quarters ended December 31, 2009 and 2008 excludes non-cash stock-based compensation of $296,000 and $217,000, respectively. The accompanying schedules provide a reconciliation of net loss per share computed on a GAAP basis to net loss per share computed on a non-GAAP basis.

Dustin Shindo, chairman, president and chief executive officer of Hoku Scientific, said, "Having successfully closed our financing agreement with Tianwei, we are working closely with our vendors to resume construction so we can move quickly toward our planned reactor demonstration and subsequent production ramp-up at our polysilicon manufacturing plant in Pocatello, Idaho."

Hoku reported that it had received the first tranche of $20 million in debt financing from Tianwei on January 21, 2010 and that it expects to receive the second tranche of $30 million in late February 2010.

Describing the Company's plant construction and operations timeline, Mr. Shindo continued, "When we signed the Tianwei financing agreements in September 2009, we expected to receive the $50 million in November 2009, which would have enabled us to complete the reactor test demonstration in December 2009, and commence customer shipments by the end of March 2010.  With the several-months delay in receiving the $50 million, however, our first priority is to pay our most overdue invoices from our vendors before spending money on new construction.  We now expect to conduct reactor demonstration testing by March 2010, and to begin our ramp-up to commercial production as soon as possible thereafter."

Commenting on Hoku Solar’s recent announcement, Mr. Shindo stated, “We are also very excited by our letter of intent with Tianwei to explore the investment of capital in a fund that would own and operate Hoku Solar’s PV projects in Hawaii, and sell the power generated by those projects to utilities or private consumers through negotiated power purchase agreements. According to the terms of the letter of intent, we will begin working with Tianwei to structure a solar project financing fund that could be as large as $50 million, and that would be aimed at funding the installation and operation of large commercial, industrial, and utility-scale PV projects in Hawaii.  If the fund is successfully closed, it could be a transformative event for the growth of Hoku Solar’s Hawaii-based PV business.”

Business Updates

Hoku Materials Polysilicon Plant Update

Commenting on the Company's polysilicon subsidiary, Hoku Materials, Inc., Mr. Shindo said, "Our on-site efforts in Idaho during the past quarter have been focused on managing relationships with our vendors, and on staffing, training and equipment preparations for our upcoming reactor demonstration. We have concentrated on readying the reactors themselves, and on commissioning the necessary control, support and safety systems required to conduct the testing.  We have kept our cash expenditures to a minimum pending receipt of the Tianwei funds.”

Hoku had previously reported that the reactor demonstration would be followed by a phased ramp-up to a planned initial production capacity of approximately 2,500 metric tons of polysilicon per year. The Company explained that this first phase of production would be completed using third-party trichlorosilane, or TCS, initial quantities of which have already been procured and delivered to the Company’s Pocatello facility.

Hoku also confirmed that it was to have completed a reactor demonstration in calendar year 2009 in order to trigger Suntech’s next prepayment of $15 million. “Because the demonstration was delayed,” said Mr. Shindo, “Suntech may have the right to terminate its polysilicon supply agreement with Hoku Materials, and request a refund of its $2 million prepayment. However, Suntech has not taken that position, and we expect that they will work with us to make the required adjustments to the milestone dates in the existing sales agreement. Suntech invested $20 million in our common stock in calendar year 2008, and they have previously shown their willingness to be flexible when needed.”

Hoku reaffirmed its expectation that the $50 million in proceeds from the Tianwei financing, plus the additional $55 million in prepayments expected from the Company’s polysilicon customers, would be a sufficient amount to commission up to 2,500 metric tons of production capacity using third party TCS, and to commence initial commercial deliveries.

Subject to additional financing, Hoku said it expected to continue adding reactor capacity throughout calendar year 2010 until reaching the plant’s full annual production capacity of 4,000 metric tons in the second half of the calendar year. Hoku also reported that it planned to bring its on-site TCS production facility online by the end of calendar year 2010, eliminating the Company’s need to procure third-party TCS. Tianwei has committed to assist the Company in its efforts to raise the additional capital through one or more debt or equity offerings.

"We continue to execute our financing strategy around the commencement of initial commercial operations at our polysilicon plant in Idaho," said Mr. Shindo. "We believe we will have a wider range of choices available for long-term financing after we complete the reactor demonstration. Thus, while we continue to actively evaluate our options, we do not expect to commit to a particular financing strategy until that milestone is achieved."

Hoku Solar Update

Commenting on Hoku Solar, Mr. Shindo said, "During the third quarter of fiscal 2010, Hoku Solar advanced installation projects on Oahu and on Hawaii Island, and completed the second full quarter of operations for the PV systems installed on Hawaii Department of Transportation, or HDOT, facilities throughout the state. In aggregate, the HDOT systems continued to exceed their projected power output."

"Hoku Solar continues to advance its focus on developing and installing top-quality commercial, industrial and institutional solar power systems,” said Mr. Shindo. “We are increasingly active in the utility-scale market, and with the coming introduction of a Feed-in Tariff in Hawaii, we remain very enthusiastic about emerging multi-megawatt development opportunities. The investment fund contemplated by our letter of intent with Tianwei could be a game-changing event for Hoku Solar."

Summary

Mr. Shindo summarized the Company's progress saying, "With the closing of the Tianwei financing, we look forward to a break-through year in calendar 2010 – both in Hawaii and in Idaho."

Conference Call Information

Hoku Scientific has scheduled a conference call on Wednesday, January 27, 2010 at 5:00 p.m., Eastern Time, to discuss results for the Company's third quarter fiscal year 2010 ended December 31, 2009 and the Company's business outlook. All interested parties are invited to call-in. To participate, please call (913)-312-0699. A live webcast can also be accessed by going directly to the Company's web site at www.hokucorp.com and selecting the conference call link on the home page. A playback of the webcast will be available on the Company's website until the Company's conference call to discuss its financial results for its fourth quarter and fiscal year 2010.

About Hoku Scientific, Inc.

Hoku Scientific (NASDAQ: HOKU) is a diversified clean energy technologies company with three business units: Hoku Materials, Hoku Solar and Hoku Fuel Cells. Hoku Materials plans to manufacture, market and sell polysilicon for the solar market from its plant currently under construction in Pocatello, Idaho. Hoku Solar markets and installs turnkey photovoltaic systems and related services in Hawaii. Hoku Fuel Cells has developed proprietary fuel cell membranes and membrane electrode assemblies for stationary and automotive proton exchange membrane fuel cells. For more information visit www.hokucorp.com.

Hoku, Hoku Solar, and the Hoku Scientific logo are trademarks of Hoku Scientific, Inc., and Hoku Materials is the trademark of Hoku Materials, Inc., all rights reserved. All other trademarks, trade names and service marks appearing in this press release are the property of their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements that involve many risks and uncertainties. These statements relate to the Company’s ability to secure additional financing necessary to complete its planned polysilicon production facility in Pocatello, Idaho; the Company’s ability to receive $55 million in customer prepayments based on agreed-upon schedules and contingent upon meeting certain milestones, if at all, under its current polysilicon supply agreements; the Company’s ability to negotiate an amendment to its polysilicon supply agreement with Suntech Power Co., Ltd., and to avoid Suntech’s termination of that agreement; the Company’s ability to meet its commitments under certain supply agreements to deliver polysilicon; the Company’s ability to complete a reactor demonstration in March 2010; the Company’s ability to manufacture polysilicon at 2,500 metric tons of annualized production capacity, if at all, after receiving $50 million from Tianwei plus $55 million from its other customers; the Company’s ability to manufacture polysilicon at 4,000 metric tons of annualized production capacity, if at all, in the second half of calendar 2010; the Company’s ability to commission its planned chemical plant and produce trichlorosilane (TCS) in the second half of calendar 2010, if at all; the Company’s ability to install PV systems in Hawaii which would be financed by an investment fund capitalized by Tianwei and others; the Company’s ability to successfully complete the closing of the $50 million fund presently contemplated by a non-binding letter of intent with Tianwei; the Company’s ability to develop utility-scale PV projects in Hawaii; the Company’s future financial performance; the Company’s business strategy and plans; and objectives of management for future operations. In some cases, you can identify forward-looking statements by terms such as "anticipate," "believe," "can," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. In evaluating these statements, you should specifically consider the risks described in the Company’s respective filings with the Securities and Exchange Commission, as applicable. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Use of Non-GAAP Financial Information

To supplement its financial statements presented on a GAAP basis, the Company uses non-GAAP measures of net loss and net loss per share, which are each adjusted to exclude expenses relating to non-cash stock-based compensation, which the Company believes is appropriate to enhance an overall understanding of its past financial performance and its future prospects. As the Company uses SFAS No. 123(R) to calculate its non-cash stock-based compensation expense, it believes that it is useful to investors to understand how the expenses associated with the application of SFAS No. 123(R) are reflected on its statements of operations. The Company further believes that where the adjustments used in calculating non-GAAP net loss and non-GAAP net loss per share are based on specific, identified charges that impact different line items in the statements of operations (including cost of service and license revenue, and sales, general and administrative expense), it is useful to investors to know how these specific line items in the statements of operations are affected by these adjustments. For its internal budgets and forecasting, the Company uses financial statements that do not include non-cash stock-based compensation expense. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net loss or net loss per share prepared in accordance with GAAP. Whenever the Company uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

HOKU SCIENTIFIC, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2009	2008	2009	2008
Service and license revenue	$259	$499	$1,831	$4,322
Product revenue	—	268	—	523
Total revenue	259	767	1,831	4,845

Cost of service and license revenue(1)	65	374	1,489	3,186
Cost of product revenue	—	218	—	426
Total cost of revenue	65	592	1,489	3,612

Gross margin	194	175	342	1,233

Operating expenses:
Selling, general and administrative (1)	1,492	1,124	4,095	3,428
Total operating expenses	1,492	1,124	4,095	3,428

Loss from operations	(1,298)	(949)	(3,753)	(2,195)

Interest and other income	16	36	318	87

Net loss	(1,282)	913	(3,435)	(2,108)
Net loss attributable to the noncontrolling interest	(17)	(50)	(35)	(50)

Net loss attributable to Hoku Scientific, Inc.	$(1,265)	$(863)	$(3,400)	$(2,058)

Basic net loss per share attributable to Hoku Scientific, Inc.	$(0.06)	$(0.04)	$(0.16)	$(0.10)

Diluted net loss per share attributable to Hoku Scientific, Inc.	$(0.06)	$(0.04)	$(0.16)	$(0.10)

Shares used in computing basic net loss per share	21,448,922	20,964,304	21,062,417	20,167,448

Shares used in computing diluted net loss per share	21,448,922	20,964,304	21,062,417	20,167,448

__________
(1) Includes stock-based compensation as follows:
Cost of service and license revenue	$1	$—	$8	$7
Selling, general and administrative	295	217	723	938

HOKU SCIENTIFIC, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2009	March 31, 2009
Assets	(unaudited)
Cash and cash equivalents	$3,228	$17,383
Inventory	715	1,549
Accounts receivable	233	420
Costs of uncompleted contracts	628	108
Deferred cost of debt financing	13,673	-
Other current assets	518	226

Total current assets	18,995	19,686
Property, plant and equipment, net	279,270	204,525

Total assets	$298,265	$224,211

Liabilities and Equity
Accounts payable and accrued expenses	$61,464	$38,191
Deferred revenue	495	784
Deposits – Hoku Solar	-	158
Deposits – Hoku Materials	14,641	375
Other current liabilities	194	446

Total current liabilities	76,794	39,954
Long-term debt (Deposits – Hoku Materials)	108,359	133,625
Total liabilities	185,153	173,579

Commitments and Contingencies
Equity:
Preferred stock, $0.001 par value. Authorized 5,000,000 shares; no shares issued and outstanding as of December 31, 2009 and March 31, 2009
Common stock, $0.001 par value. Authorized 100,000,000 shares; issued and outstanding 54,878,692 and 21,092,079 shares as of December 31, 2009 and March 31, 2009, respectively	54	21
Warrant for 10 million shares of common stock	12,884	-
Additional paid-in capital	115,153	65,780
Accumulated deficit	(18,569)	(15,169)

Total Hoku Scientific, Inc. shareholders’ equity	109,522	50,632
Noncontrolling interest	3,590	-
Total equity	113,112	50,632
Total liabilities and equity	$298,265	$224,211

HOKU SCIENTIFIC, INC.

Reconciliations from GAAP Net Loss and GAAP Net Loss per share to Non-GAAP Net Loss and Non-GAAP Net Loss per share
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	Dec 31,		Dec 31,
	2009	2008	2009	2008
GAAP net loss	$(1,265)	$(863)	$(3,400)	$(2,058)
Stock-based compensation expense	296	217	731	945

Non-GAAP net loss	$(969)	$(646)	$(2,669)	$(1,113)

GAAP basic net loss per share	$(0.06)	$(0.04)	$(0.16)	$(0.10)
Basic stock-based compensation expense per share	0.01	0.01	0.03	0.05

Non-GAAP basic net loss per share	$(0.05)	$(0.03)	$(0.13)	$(0.05)

GAAP diluted net loss per share	$(0.06)	$(0.04)	$(0.16)	$(0.10)
Diluted stock-based compensation expense per share	$0.01	0.01	0.03	0.05

Non-GAAP diluted net loss per share	$(0.05)	$(0.03)	$(0.13)	$(0.05)

CONTACTS for Hoku:
Hoku Scientific
Tel: 808-682-7800
ir@hokucorp.com